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Exhibit 99.4

PLUM CREEK TIMBER COMPANY, INC.
UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    Plum Creek Timber Company, Inc. and Georgia-Pacific Corporation have combined Georgia-Pacific's timber and timberlands business, which will be referred to as "The Timber Company," with Plum Creek through a merger of six wholly owned subsidiaries of Georgia-Pacific ("Subsidiaries"). The following unaudited combined pro forma condensed financial statements reflect the mergers of The Timber Company with and into Plum Creek. The shareholders of both The Timber Company and Plum Creek approved the proposed mergers on August 15, 2001. The merger was consummated on October 6, 2001. The unaudited combined pro forma condensed balance sheet assumes the mergers occurred on June 30, 2001. The unaudited combined pro forma condensed statements of income assumes the mergers occurred on January 1, 2000.

    Plum Creek converted from a master limited partnership to a corporation on July 1, 1999 and has elected to be treated for Federal income tax purposes as a REIT. In order to qualify as a REIT effective July 1, 1999, Plum Creek transferred some of its assets and associated liabilities related to its manufacturing operations, harvesting activities, and some higher and better use land sales to several unconsolidated subsidiaries in exchange for preferred stock and nonvoting common stock. The voting stock of the unconsolidated subsidiaries was held by three officers and a former officer of Plum Creek.

    Due to a tax law change that permits Plum Creek to own 100% of the securities in its unconsolidated subsidiaries, on January 1, 2001 Plum Creek purchased the voting stock of the unconsolidated subsidiaries. As a result of such purchase, Plum Creek has consolidated for financial reporting purposes its manufacturing operations, harvesting activities, and its higher and better use land sales activities with its timberland operations as of and for the six months ended June 30, 2001. Additionally, the unaudited combined pro forma condensed statement of income for the year ended December 31, 2000 has been prepared on the basis of Plum Creek consolidating these operations.

    The mergers have been accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations." Plum Creek is the surviving entity and issued approximately 113 million shares, or 62% of the outstanding shares, to the former holders of Timber Company common stock. As a result, the mergers have been accounted for as a reverse acquisition with The Timber Company treated as the acquiring company for financial reporting purposes.

    Following the consummation of the mergers, Plum Creek has conformed its accounting policies to those of the acquiring company—The Timber Company. However, upon consummation of the mergers, The Timber Company changed its accounting for certain reforestation costs to the method used by Plum Creek, which is considered preferable for the merged companies. The unaudited pro forma condensed consolidated financial statements have been prepared on that basis. The cumulative effect for the above accounting policy change has not been reflected in the unaudited pro forma condensed consolidated financial statements because The Timber Company does not have the information available to compute the cumulative effect of the change in accounting for reforestation costs net of depletion over the prior harvest cycle of approximately 30 years.

    In connection with the mergers, Plum Creek succeeded to the earnings and profits of the Subsidiaries. In accordance with section 857 of the Internal Revenue Code, earnings and profits inherited in connection with a merger by a REIT must be distributed as a dividend (which are subject to tax as ordinary income) by the close of the taxable year or by January 31 of the following year if the distribution is declared in October, November or December of the taxable year to shareholders of record on a specific date in such month. It is estimated that the amount of earnings and profits that

Plum Creek succeeded to in connection with the mergers is approximately $175 million, or $0.96 per pro forma share.

    Accordingly, Plum Creek may accelerate a dividend regularly scheduled for payment in the year 2002 and pay it no later than January 31, 2002 to satisfy the REIT requirement to distribute all earnings and profits by the close of the taxable year.

    The unaudited combined pro forma condensed financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the mergers occurred on the indicated dates, and should not be construed as representative of future operating results or financial position.

    The unaudited combined pro forma condensed financial statements and the accompanying notes should be read in conjunction with the historical financial statements and related notes of The Timber Company and Plum Creek.

2

PLUM CREEK TIMBER COMPANY, INC.
UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF INCOME
For the Year Ended December 31, 2000

				Pro Forma Adjustments
								Plum Creek Combined Pro Forma (surviving entity)
	The Timber Company Historical(a)		Plum Creek Historical(b)	Plum Creek Consolidation(d)		Merger Transaction
	(Dollars in thousands, except per share data)
Revenues	$394,000		$209,054	$504,494	(e)	$95,985	(k)	$1,203,533
Costs and Expenses:
Cost of Goods Sold	53,000		68,030	470,912	(e)	48,460	(l)	715,570
						(20,817)	(m)
						95,985	(k)
Selling, General and Administrative	38,000		17,514	30,149	(e)	(3,827)	(n)	81,836

Total Costs and Expenses	91,000		85,544	501,061		119,801		797,406
Operating Income	303,000		123,510	3,433		(23,816)		406,127
Interest Expense	(44,000)		(46,834)	(17,712)	(f)	(10,891)	(o)	(123,949)
						(1,154)	(p)
						(3,358)	(q)
Gain on Disposition of Assets			49,616	(40)	(g)			49,576
Other Income—Net			4,962	(467)	(h)			4,495

Income before Income Taxes and Equity in Earnings (Loss)
of Unconsolidated Subsidiaries and Preferred Stock Dividends	259,000		131,254	(14,786)		(39,219)		336,249
(Provision) Benefit for Income Taxes	(97,000)			8,764	(i)	89,461	(r)	8,677
						7,452	(s)
Equity in Earnings (Loss) of Affiliates and Preferred Stock
Dividends			648	(648)	(j)

Net Income	$162,000		$131,902	$(6,670)		$57,694		$344,926

Earnings per Share—Basic	$1.44		$1.91

Earnings per Share ProForma—Basic								$1.90

Earnings per Share—Diluted	$1.42		$1.91

Earnings per Share ProForma—Diluted								$1.88

Pro Forma Shares Outstanding—Basic								181,909,056	(t)
Pro Forma Shares Outstanding—Diluted								183,139,613	(t)
Shares Outstanding—Basic	112,719,056	(c)
Shares Outstanding—Diluted	113,926,613	(c)
Weighted average number of Shares outstanding
Basic			69,190,000
Diluted			69,213,000

See accompanying Notes to Unaudited Combined Pro Forma Condensed Financial Statements

3

PLUM CREEK TIMBER COMPANY, INC.
UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF INCOME
For the Six Months Ended June 30, 2001

	The Timber Company Historical(a)		Plum Creek Historical(b)	Pro Forma Adjustments		Plum Creek Combined Pro Forma (surviving entity)
	(Dollars in thousands, except per share data)
Revenues	$184,000		$318,972	$34,237	(k)	$537,209
Costs and Expenses:
Cost of Goods Sold	52,000		218,423	33,054	(l)	330,144
				(7,570)	(m)
				34,237	(k)
Selling, General and Administrative	18,000		26,350	(5,027)	(n)	39,323

Total Costs and Expenses	70,000		244,773	54,694		369,467
Operating Income	114,000		74,199	(20,457)		167,742
Interest Expense	(21,000)		(31,422)	(4,177)	(o)	(59,764)
				$(577)	(p)
				(2,588)	(q)
Gain on Disposition of Assets			24,678			24,678
Other Income—Net			3,781			3,781

Income before Income Taxes	93,000		71,236	(27,799)		136,437
(Provision) Benefit for Income Taxes	(35,000)		(3,163)	32,173	(r)	664
				6,654	(s)

Net Income	$58,000		$68,073	$11,028		$137,101

Earnings per Share—Basic	$0.51		$0.98

Earnings per Share ProForma—Basic						$0.75

Earnings per Share—Diluted	$0.51		$0.98

Earnings per Share ProForma—Diluted						$0.75

Pro Forma Shares Outstanding—Basic						181,906,056	(t)
Pro Forma Shares Outstanding—Diluted						183,178,613	(t)
Shares Outstanding—Basic	112,719,056	(c)
Shares Outstanding—Diluted	113,926,613	(c)
Weighted average number of Shares outstanding
Basic			69,187,000
Diluted			69,252,000

See accompanying Notes to Unaudited Combined Pro Forma Condensed Financial Statements

PLUM CREEK TIMBER COMPANY, INC.
UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
As of June 30, 2001

	The Timber Company Historical(a)	Plum Creek Historical(b)	Pro Forma Adjustments		Plum Creek Combined Pro Forma (surviving entity)
	(Dollars in thousands)
Assets
Current Assets:
Cash and Cash Equivalents		$152,155			$152,155
Inventories		36,248	3,000	(u)	39,248
Other Current Assets	$25,000	77,530	(4,520)	(u)	98,010

	25,000	265,933	(1,520)		289,413
Timber and Timberlands—Net	1,229,000	947,580	1,298,992	(u)	3,475,572
Property, Plant and Equipment—Net	18,000	111,727	191,073	(u)	320,800
Other Assets	356,000	63,301	(57,147)	(u)
			(353,000)	(v)	9,154

Total Assets	$1,628,000	$1,388,541	$1,078,398		$4,094,939

Liabilities
Current Liabilities	$42,000	$220,425			$262,425
Long-Term Debt	606,000	660,177	$31,476	(u)	1,426,582
			128,929	(w)
Deferred Taxes	418,000		(200,188)	(v)	43,733
			35,306	(u)
			(209,385)	(x)
Other Liabilities	380,000	11,900	(350,000)	(v)	41,900

Total Liabilities	1,446,000	892,502	(563,862)		1,774,640

Commitments and Contingencies
Capital
Common Stock		692	(692)	(y)	1,819
			1,819	(z)
Other Stockholders' Equity		495,347	(495,347)	(y)	2,318,480
			1,846,950	(y)
			(24,250)	(aa)
			112,188	(bb)
			180,181	(z)
			209,385	(cc)
			(5,974)	(dd)
Divisional Equity (Difference of Assets over Liabilities)	182,000		(182,000)	(z)	—

Total Liabilities and Stockholders' Equity	$1,628,000	$1,388,541	$1,078,398		$4,094,939

See accompanying Notes to Unaudited Combined Pro Forma Condensed Financial Statements

PLUM CREEK TIMBER COMPANY, INC.
NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(a)
See Notes to Combined Financial Statements for basis of presentation of The Timber Company Historical Financial Statements.

(b)
See Notes to Consolidated/Combined Financial Statements for basis of presentation of the Plum Creek Historical Financial Statements.

(c)
Shares Outstanding—Basic for The Timber Company reflects for purposes of accounting, the transfer of the assets and liabilities of The Timber Company to the Subsidiaries followed by the distribution of 82,276,683 Units (whereby a Unit represented one share of common stock of each of the Subsidiaries) in exchange for the redemption of all the outstanding shares of Timber Company common stock. Furthermore, after the redemption but prior to the mergers, holders of the Units received 1.37 shares of Plum Creek shares for each unit, which is accounted for as a 1.37 to 1 stock split.

  Shares Outstanding—Diluted, using the treasury stock method, for The Timber Company includes the dilutive impact of 3,813,035 outstanding options (after adjusting for the 1.37 to 1 stock split) at exercise prices ranging from $15.29 to $18.34 (after adjusting for the 1.37 to 1 stock split).

(d)
Reflects the pro forma adjustments required to conform Plum Creek's Statement of Income for the year ended December 31, 2000 to the financial reporting for the six months ended June 30, 2001. In order to qualify as a REIT effective July 1, 1999, Plum Creek transferred some of its assets and associated liabilities related to its manufacturing operations, harvesting activities, and some higher and better use land sales to several unconsolidated subsidiaries in exchange for preferred stock and nonvoting common stock. The voting stock of the unconsolidated subsidiaries was held by three officers and a former officer of Plum Creek. On January 1, 2001, as a result of a change in tax law, Plum Creek purchased the voting stock of the unconsolidated subsidiaries. As a result, beginning January 1, 2001, Plum Creek has consolidated its manufacturing operations, harvesting activities, and its higher and better use land sales with its timberland operations. Therefore, the unaudited combined pro forma condensed statement of income for the year ended December 31, 2000 has been prepared on the basis of Plum Creek consolidating these operations.

(e)
Reflects the increase of revenues and expenses associated with the manufacturing operations, harvesting activities and some higher and better use land sales. Following the July 1, 1999 REIT conversion, these activities were conducted by the unconsolidated subsidiaries and were reported as Equity in Earnings (Loss) of Unconsolidated Subsidiaries and Preferred Stock Dividends by Plum Creek.

(f)
Reflects the increase in interest expense as a result of consolidating the long-term debt that was transferred to the unconsolidated subsidiaries in connection with the conversion to a REIT.

(g)
Reflects the gain or loss on disposal of excess equipment associated with the manufacturing operations. Following the July 1, 1999 REIT conversion, these amounts were reported by the unconsolidated subsidiaries as a component of Equity in Earnings (Loss) of Unconsolidated Subsidiaries and Preferred Stock Dividends by Plum Creek.

(h)
Reflects the decrease in other income—net associated with the manufacturing operations, harvesting activities and some higher and better use land sales. Following the July 1, 1999 REIT conversion, these amounts were reported as a component of Equity in Earnings (Loss) of Unconsolidated Subsidiaries and Preferred Stock Dividends by Plum Creek.

(i)
Reflects the income tax benefit associated with the manufacturing operations, harvesting activities and some higher and better use land sales. In order to qualify as a REIT, on July 1, 1999 Plum Creek transferred certain assets and associated liabilities related to its manufacturing operations, harvesting activities, and some higher and better use land sales to several unconsolidated corporate subsidiaries. These activities do not generate qualified REIT income, and as a result, are subject to federal and state corporate income tax. Furthermore, a tax law change effective January 1, 2001 which allowed Plum Creek to acquire the voting control of the unconsolidated subsidiaries does not impact the taxability of these activities.

(j)
Reflects the elimination of income from equity affiliates as a result of Plum Creek purchasing the voting stock of the unconsolidated subsidiaries. (See footnote (d)) The equity income is comprised of the following components (dollars in thousands):

Share of Equity Earnings (Loss)	$(20,666)
Preferred Stock Dividend	15,675
Amortization of Difference Between Carrying Amount and Share of Underlying Equity	5,639

$648

  As a result of presenting the unconsolidated subsidiaries on a consolidated basis, the Share of Equity Loss and Preferred Stock Dividend is reflected in the above amounts, e.g., Revenues, Costs and Expenses, etc. However, the amortization of the difference between Plum Creek's investment in its unconsolidated subsidiaries and Plum Creek's share of equity in the unconsolidated subsidiaries has been eliminated and is not reflected in the above amounts. This difference arose as a result of certain timber and timberlands being sold to the unconsolidated subsidiaries prior to the July 1, 1999 REIT conversion. For financial reporting purposes, this sale was recorded as a capital contribution. In connection with the purchase of the voting stock, this basis difference was eliminated.

(k)
To conform the presentation of The Timber Company's revenues from higher and better use land sales for consistency with Plum Creek's presentation.

(l)
For the year ended December 31, 2000, reflects higher depletion expense of $16.2 million, higher cost of goods sold for land sales of $22.8 million, and higher depreciation expense related to manufacturing operation of $9.5 million in connection with the step-up in basis of Plum Creek's assets and liabilities related to the purchase price allocation.

  For the six months ended June 30, 2001, reflects higher depletion expense of $7.7 million, higher cost of goods sold for land sales of $19.9 million, and higher depreciation expense related to manufacturing operation of $5.5 million in connection with the step-up in basis of Plum Creek's assets and liabilities related to the purchase price allocation.

(m)
Reflects the change in accounting policy as of January 1, 2000 for The Timber Company with respect to certain reforestation costs. Prior to the mergers, The Timber Company capitalized site preparation and planting costs but generally expensed all silviculture costs (primarily fertilization and herbicide application) after a timber stand was established. In connection with the mergers, The Timber Company changed its accounting for capitalized reforestation costs to the method used by Plum Creek. Therefore, the pro forma income statements have been prepared as if The Timber Company adopted Plum Creek's capitalization method as of January 1, 2000. The adjustment for the year ended December 31, 2000 reflects the capitalization of $20.8 million of reforestation costs that were previously expensed by The Timber Company. The adjustment for the six months ended June 30, 2001 reflects the capitalization of $7.8 million of reforestation costs that were previously expensed by The Timber Company less higher depletion of $0.2 million as a result of the additional reforestation costs capitalized in 2000.

(n)
Reflects the elimination of merger-related costs which have been expensed in Plum Creek's historical financial statements due to their nonrecurring nature. Plum Creek's total estimated merger-related costs of approximately $21.7 million have not been reflected in the combined pro forma statements of income due to their nonrecurring nature. The Timber Company's estimated merger-related costs of approximately $18.2 million have been included in the purchase price allocation. Merger related costs include estimated allowances for legal, investment advisory, tax and financial advisory, solicitation, printing, filing fees, and other costs.

(o)
Reflects additional interest expense associated with increased borrowings under Plum Creek's line of credit for the following:

  Merger Related Expenses (See footnote (n))

  Present Value of Installment Notes Deferred Taxes (See footnote (v))

  Purchase of Spin-Off Tax Liability Insurance (See footnote (aa))

  At June 30, 2001 The Timber Company had approximately $606 million of Georgia-Pacific's allocated long-term debt. At December 31, 2000 The Timber Company had approximately $640 million of Georgia-Pacific's allocated long-term debt. The average interest rate on the allocated debt was 7.2% for the year ended December 31, 2000 and was 7.3% for the six months ended June 30, 2001. In connection with the mergers, the allocated debt was replaced with outside third party debt. Accordingly, for every 0.125% increase in the interest rate, net income for the year will decrease by approximately $0.8 million.

  The first $500 million of allocated debt was refinanced with fixed-rate debt, and the debt in excess of $500 million was refinanced with variable-rate debt. Summarized below are the terms of the debt that was issued at closing to refinance the allocated debt:

  Fixed Rate Debt

Principal Amount	Interest Rate	Maturity Date
$55 million	6.96%	Oct. 1, 2006
$75 million	7.25%	Oct. 1, 2008
$295 million	7.66%	Oct. 1, 2011
$75 million	7.76%	Oct. 1, 2013

  Variable Rate Debt

  The variable rate debt will consist of $700 million of bank credit facilities comprised of:

  (1)
  Term facility of $100 million, maturing on Sept. 30, 2002, with interest rate based on LIBOR plus 1.5% (or current rate of 4.0%).

  (2)
  Revolving line of credit available up to $600 million, maturing on Sept. 30, 2005, with interest rate based on LIBOR plus 1.5% (or current rate of 4.0%).

(p)
Reflects the increase in interest expense associated with amortizing a discount over the life of Plum Creek's debt. In connection with the assumed January 1, 2000 purchase price allocation, a discount of $12.8 million was recorded to adjust Plum Creek's long-term debt to its fair value.

(q)
Reflects the net increase in interest expense as a result of Georgia-Pacific's assumption of installment notes receivable and related indebtedness. (See footnote (v))

(r)
Reflects the reduction in The Timber Company's corporate income tax expense as a result of the mergers into Plum Creek, a REIT. A REIT is generally not subject to corporate-level income tax if it satisfies certain requirements. Nevertheless, Plum Creek (the surviving entity), will generally be subject to the corporate-level income tax ("built-in gains tax") to the extent it disposes of certain property of The Timber Company that it acquired in the mergers during the ten-year period following the mergers. The built-in gains tax only applies to gains from such asset sales to the extent the fair value of the property exceeds its tax basis at the date of the mergers. The built-in gains tax will not apply to income generated from the harvesting and sale of trees. For the year ended December 31, 2000, The Timber Company had approximately $19 million of timberland sales that would have been subject to the built-in gains tax and approximately $7.2 million of timberland sales for the six months ended June 30, 2001. The pro forma income tax provision was calculated using a combined Federal and state statutory tax rate of 39%.

  Furthermore, in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," a one-time benefit of approximately $209 million will be recorded at the consummation date as a result of the Subsidiaries being merged into a REIT. The benefit of approximately $209 million represents the elimination of a deferred tax liability associated with temporary differences primarily related to timberlands that are not expected to be disposed of in a transaction subject to built-in gains tax during the ten-year period following the mergers. This tax benefit has not been included in the combined pro forma statements of income due to its nonrecurring nature, and as a result, has been credited directly to Other Stockholders' Equity.

(s)
Reflects the increase in income tax benefit as a result of the basis step-up of Plum Creek's assets due to the purchase price allocation.

(t)
Pro Forma Shares Outstanding—Basic reflects for accounting purposes, the 112,719,056 shares issued to the holders of Timber Company common stock in exchange for the redemption by Georgia-Pacific of Timber Company common stock after the 1.37 to 1 stock split plus the 69,187,000 shares (net of 19,575 restricted shares) as of June 30, 2001 or 69,190,000 shares (net of 19,575 restricted shares) as of December 31, 2000 that would have been issued to the stockholders of Plum Creek in connection with the mergers.

  Pro Forma Shares Outstanding—Diluted reflects the dilutive impact of 3,813,035 outstanding options of The Timber Company (after adjusting for the 1.37 to 1 stock split) at exercise prices ranging from $15.29 to $18.34 (after adjusting for the 1.37 to 1 stock split) plus the dilutive impact of Plum Creek's long-term incentive plans.

(u)
Reflects the increase (decrease) in Plum Creek's assets and liabilities to their fair value in connection with the merger of each of the Subsidiaries with Plum Creek. The mergers are being accounted for as a purchase of Plum Creek's assets and liabilities by The Timber Company. The approximate purchase price of $1.87 billion is based on The Timber Company acquiring all of Plum Creek's 69,206,575 outstanding shares and 583,700 outstanding options at the approximate fair value of Plum Creek's stock as of the July 18, 2000 announcement date plus approximately $18.2 million of merger related costs.

  The approximate purchase price of $1.87 billion has been allocated among the assets and liabilities of Plum Creek based on their approximate fair value as follows:

Assets acquired:
Cash and Cash Equivalents	$152,155
Other Current Assets	116,778
Timber and Timberlands	2,246,572
Property, Plant and Equipment	302,800
Other Assets	6,154

Total Assets	$2,824,459
Liabilities assumed:
Current Liabilities	$220,425
Long-Term Debt	691,653
Other Liabilities	47,206

Total Liabilities	$959,284

  The above allocation is based on preliminary estimates made by Plum Creek's management of the fair value of assets acquired and liabilities assumed, which are subject to refinement as appraisals are completed and additional information becomes available.

  The basis step-up allocated to the timber and timberlands will result in higher depletion over the growth cycle of the particular stands or higher basis in connection with land sales. The basis step-up allocated to the manufacturing assets will result in higher depreciation expense. The manufacturing assets are generally depreciated over ten years. The basis adjustment allocated to the long-term debt represents a premium based on interest rates at June 30, 2001 and will be amortized over the remaining life of the debt.

(v)
Reflects the elimination of installment notes receivable, indebtedness in connection with monetizing the installment notes and deferred income tax liabilities, all associated with major timberland sales. From time to time, Georgia-Pacific and The Timber Company have made major sales of timberlands using installment notes. In connection with the mergers, these related installment notes, indebtedness and deferred income tax liabilities were retained by Georgia-Pacific. At June 30, 2001, the books of The Timber Company reflect the following amounts related to prior sales of timberlands using installment notes:

Installment Notes Receivable	$353 million
Commercial Paper	$350 million
Deferred Income Tax Liabilities	$200 million

  Furthermore, The Timber Company paid Georgia-Pacific $85 million in connection with the assumption of the installment notes, indebtedness, and deferred income tax liabilities by Georgia-Pacific. The payment of $85 million is approximately equal to the net present value of the installment notes, indebtedness, and deferred income tax liabilities assumed by Georgia-Pacific. The difference between the book amounts and the net present value of the installment notes, indebtedness, and deferred income tax liabilities in the amount of $112 million was accounted for as a capital contribution by Georgia-Pacific to The Timber Company.

(w)
Reflects the increase in the amount borrowed under Plum Creek's line of credit for the following:

Merger Related Costs	$14 million
(See footnote (n))
Net Present Value of Installment Notes Deferred Taxes	$85 million
(See footnote (v))
Purchase of Spin-Off Tax Liability Insurance	$24 million
(See footnote (aa))
Severance Payments	$6 million
(See footnote (dd))

  The merger costs represent unpaid estimated merger costs to be incurred by The Timber Company prior to the merger.

(x)
Represents the reduction of deferred income taxes as a result of each of the Subsidiaries merging into an entity that has elected to be subject to tax as a REIT under section 856 of the Internal Revenue Code. As a REIT, Plum Creek is generally not subject to corporate-level income tax. Nevertheless, to the extent certain of The Timber Company assets are disposed of in a taxable transaction during the ten-year period following the mergers, Plum Creek will be subject to the corporate-level income tax. The corporate-level tax only applies to gains from such asset sales to the extent the fair value of the property exceeds its tax basis at the date of the mergers. (See footnote (r))

(y)
Reflects the elimination of Plum Creek's historical equity and the issuance of 69,206,575 shares, at an average price of approximately $26.6875 per share, to the stockholders of Plum Creek in connection with the mergers.

(z)
For accounting purposes, represents the recapitalization of The Timber Company to reflect the issuance of 82,276,683 shares to the holders of Timber Company common stock in exchange for the redemption of Timber Company common stock, the 1.37 to 1 stock split immediately prior to the mergers and the 69,206,575 shares issued in connection with the purchase of Plum Creek. The par value for the 181,925,631 shares being issued in connection with the recapitalization and mergers is $0.01 per share, or approximately $1.8 million.

(aa)
Reflects a payment in the amount of $24.25 million for the cost of tax risk insurance. The parties agreed to close the transaction based on opinions from tax counsel that the spin-offs and subsequent mergers were not taxable transactions under sections 355 and 368 of the Internal Revenue Code. The parties have purchased $500 million of insurance to cover federal income taxes and interest costs that Georgia-Pacific might incur should the Internal Revenue Service successfully assess such taxes in connection with the transaction. Additionally, the parties agreed that the cost of such insurance will be funded by The Timber Company. (see footnote (w))

(bb)
Reflects for accounting purposes a capital contribution by Georgia-Pacific to The Timber Company in connection with the assumption by Georgia-Pacific of the installment notes, indebtedness, and deferred income tax liabilities associated with prior sales of timberlands using installment notes. (See footnote (v) and (w))

(cc)
Reflects the one-time tax benefit that was recognized by The Timber Company upon the consummation of the mergers. For pro forma presentation the benefit is credited directly to Other Stockholders' Equity due to the nonrecurring nature of this adjustment. This benefit will be reflected in the statement of income during the fourth quarter ending December 31, 2001. (See footnotes (r) and (x))

(dd)
Reflects the direct charge to Other Stockholders' Equity for estimated non-recurring severance costs. This expense will be reflected in the statement of income during the fourth quarter ending December 31, 2001. (See footnote (w))

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Exhibit 99.4
PLUM CREEK TIMBER COMPANY, INC. UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS
PLUM CREEK TIMBER COMPANY, INC. UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF INCOME For the Year Ended December 31, 2000
PLUM CREEK TIMBER COMPANY, INC. UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF INCOME For the Six Months Ended June 30, 2001
PLUM CREEK TIMBER COMPANY, INC. UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET As of June 30, 2001
PLUM CREEK TIMBER COMPANY, INC. NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS